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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crosstex Energy, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-114014) on Form S-8 of Crosstex Energy, Inc. of our report dated February 26, 2004 except as to note 2, which is as of August 9, 2004, with respect to the consolidated balance sheets of Crosstex Energy, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K/A of Crosstex Energy, Inc. Our report refers to a change in accounting for derivatives and a change in the method of amortizing goodwill. Our report also refers to the Company restating its financial statements and financial statement schedule I.

KPMG LLP

Dallas, Texas
August 19, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm